CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



American Century Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri  64111



We hereby consent to the use in this Post-Effective Amendment No. 78 to the Registration Statement under the Securities Act of 1933 and this Amendment No. 78 to the Registration Statement under the Investment Company Act of 1940, both on form N-1A, of our report dated November 20, 1996, accompanying and pertaining to the financial statements of American Century Mutual Funds, Inc., as of and for the year ended October 31, 1996, which are included in such Post-Effective Amendments.


                                                       /s/ BAIRD, KURTZ & DODSON
                                                           BAIRD, KURTZ & DOBSON

Kansas City, Missouri
February 24, 1998